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EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

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Subsidiaries - Direct/wholly-owned                                                        State of Incorporation
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
Community Bank                                                                                  Alabama
Community Bank                                                                                  Tennessee
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Subsidiaries - Indirect/wholly-owned by Community Bank (Alabama)
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
Community Appraisals, Inc.                                                                      Alabama
Community Insurance Corporation                                                                 Alabama
1st Community Credit Corporation                                                                Alabama
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